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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Tuboscope Vetco International Corporation on Form S-8 (File No. 33-54337, File No. 33-072072, File No. 333-05233 and File No. 333-05237) of our report dated February 9, 1996, on our audit of the consolidated financial statements of Vetco Pipeline Services, Inc. as of December 31, 1995, and for the year then ended, which report is included in this Form 8-K/A.




                           Coopers & Lybrand L.L.P.


Houston, Texas
November 12, 1996
















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